                 AMENDMENT NO. 2 TO FUND PARTICIPATION AGREEMENT

         THIS AMENDMENT NO. 2 TO FUND PARTICIPATION AGREEMENT (the "Amendment") is effective as of May 1, 2000, by and among LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK (the "Company") and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC ("ACIM"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

                                    RECITALS

         WHEREAS, the Company and ACIM are parties to that certain Fund Participation Agreement dated September 26, 1996 and amended June 14, 1999 (the "Agreement") in connection with the participation by the Funds in Contracts offered by the Company to its clients and the parties wish to supplement the Agreement as provided herein; and

         WHEREAS, the parties desire to amend the Agreement to add new products, a new separate account and new funds to be made available through the separate account to the Agreement;

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

         1. SCHEDULE A AND SCHEDULE B. Schedules A and B are hereby deleted and replaced in their entirety with Schedules A and B attached hereto.

         2. RATIFICATION AND CONFIRMATION OF AGREEMENT. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

         3. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

         4. FULL FORCE AND EFFECT. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of the date first above written.


LINCOLN LIFE & ANNUITY                      AMERICAN CENTURY INVESTMENT
COMPANY OF NEW YORK                         MANAGEMENT, INC.

By:                                         By:
   ----------------------------------          -----------------------------
   Name:  Troy D. Panning                      Name:
   Title: Chief Financial Officer and                -----------------------
          2nd Vice President                   Title:
                                                     -----------------------

                                   SCHEDULE A

                           VARIABLE ANNUITY CONTRACTS
                      AND VARIABLE LIFE INSURANCE POLICIES
                         SUPPORTED BY SEPARATE ACCOUNTS
                              LISTED ON SCHEDULE B



Group Variable Annuity I Contracts

Group Variable Annuity II Contracts

Group Variable Annuity III Contracts

Lincoln CVUL

Lincoln CVUL Series III

                                   SCHEDULE B

         SEPARATE ACCOUNTS OF LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

                           INVESTING IN CERTAIN FUNDS

SEPARATE ACCOUNT NAME                       AMERICAN CENTURY VP FUND(S) UTILIZED

Lincoln Life & Annuity Variable             VP Capital Appreciation Fund and VP
 Annuity Account L                           Balanced Fund

LLANY Separate Account S for                VP Income & Growth Fund and
 Flexible Premium Variable                   VP International Fund
 Life Insurance


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